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Exhibit 10.9.1





                          INDEMNIFICATION AGREEMENT


      AGREEMENT made this 12th day of November, 1996 by and between Core-Mark International, Inc., a Delaware corporation (the "Company"), and John
F. Klein (the "Indemnitee").

      WHEREAS, it is essential to the Company and its stockholders to attract and retain qualified and capable directors, officers, employees, agents and fiduciaries; and

      WHEREAS, the Certificate of Incorporation of the Company (the "Certificate of Incorporation") requires the Company to indemnify and advance expenses to its directors and officers to the fullest extent authorized by law and allows the Company to indemnify employees and agents to the fullest extent authorized by law; and

      WHEREAS, historically, basic protection against undue risk of personal liability of directors and officers has been provided through insurance coverage providing reasonable protection at reasonable cost; and

      WHEREAS, from time to time in recent years directors' and officers' liability insurance has been difficult to obtain or has been available only at excessive costs and it is presently uncertain whether, and to what extent, such insurance is or will continue to be available to the Company at a reasonable cost for the protection of Indemnitee; and

      WHEREAS, it has been the policy of the Company to generally indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law; and

      WHEREAS, the Company, in recognition of the foregoing and in order to induce Indemnitee to serve or continue to serve the Company in an effective manner, to supplement or replace the Company's directors' and officers' liability insurance coverage and to provide Indemnitee with specific contractual assurance that the protection promised by the Certificate of Incorporation will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of the Certificate of Incorporation or any change in the composition of the Company's Board of Directors), wishes to provide the Indemnitee with the benefits contemplated by this Agreement; and

      WHEREAS, as a result of the provision of such benefits, Indemnitee has agreed to serve or to continue to serve as an executive officer of the Company;

      NOW, THEREFORE, the parties hereto do hereby agree as follows:

      1. DEFINITIONS. The following terms, as used herein, shall have the following respective meanings:

           (a) AFFILIATE. An "Affiliate" of a specified Person is a Person who directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

           (b)  ASSOCIATE.  An "Associate" of a specified Person shall mean
(i) any corporation or organization (other than the Company or a Subsidiary) of which such Person is an officer or partner or is, directly, or indirectly, the Beneficial Owner of ten (10) percent or more of any class of Equity Securities,
(ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity (other than an Employee Plan Trustee, as defined in paragraph (c) below), (iii) any Relative of such Person, or (iv) any officer or director of any corporation controlling or controlled by such Person.

           (c) BENEFICIAL OWNERSHIP. Beneficial Ownership shall be determined, and a Person shall be the Beneficial Owner of all securities which such Person is deemed to own beneficially, pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or statutory provision thereto, pursuant to said Rule 13d-3 as in effect on October 18, 1996; PROVIDED, HOWEVER, that a Person shall, in any event, also be deemed to be the Beneficial Owner of any Voting Shares: (A) of which such Person or any of its Affiliates or Associates is, directly or indirectly, the Beneficial Owner, or (B) of which such Person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the Beneficial Owner of any Voting Shares solely by reason of a revocable proxy granted for a particular meeting of stockholders pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such Person nor any such Affiliate or Associate is otherwise deemed the Beneficial Owner) or (C) of which any other Person is, directly or indirectly, the Beneficial Owner if such first mentioned Person or any of its Affiliates or Associates acts with such other Person as a partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Company; and PROVIDED FURTHER, HOWEVER, that (i) no director or officer of the Company, nor any Associate or Affiliate of any such director or officer, shall, solely by reason of any or all of such 3 directors and officers acting in their capacities as such, be deemed for any purposes hereof to be the Beneficial Owner of any Voting Shares of which any other such director or officer (or any Associate or Affiliate thereof) is the Beneficial Owner and (ii) no trustee of any employee stock ownership or similar plan of the Company or any Subsidiary ("Employee Plan Trustee") or any Associate or Affiliate of any such Trustee shall, solely by reason of being an Employee Plan Trustee or Associate or Affiliate of any Employee Plan Trustee, be deemed for any purposes hereof to be the Beneficial Owner of any Voting Shares held by or under any such plan.

           (d) CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred if (A) any Person (other than (i) the Company or any Subsidiary, (ii) any pension, profit sharing, employee stock ownership or other employee benefit plan of the Company or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (iii) any Person who is, as of October 18, 1996, the Beneficial Owner of 35% or more of the total voting power of the Voting Shares) is or becomes, after the date of this Agreement, the Beneficial Owner of 35% or more of the total voting power of the Voting Shares, (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, together with any new director whose election or appointment by the Board of Directors or nomination or recommendation for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, (C) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Shares of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Shares of the surviving entity) at least 65% of the total voting power represented by the Voting Shares of the Company or such surviving entity outstanding, or (D) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, or (E) a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14 promulgated under the Securities Exchange Act of 1934, as amended, as in effect on October 18, 1996.

           (e) CLAIM. "Claim" means any threatened, pending or completed action, suit, arbitration or proceeding, or any inquiry or investigation, whether brought by or in the right of the Company or otherwise, that Indemnitee in good faith believes might lead to the institution of any such action, suit, arbitration or proceeding, whether civil, criminal, administrative, investigative or other, or any appeal therefrom.

           (f) EQUITY SECURITY. "Equity Security" shall have the meaning given to such term under Rule 3a11-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 18, 1996.

           (g) D&O INSURANCE. "D&O Insurance" means any valid directors' and officers' liability insurance policy maintained by the Company for the benefit of the Indemnitee, if any.

           (h) DETERMINATION. "Determination" means a determination, and "Determined" means a matter which has been determined based on the facts known
at the time, by:   (i) a majority vote of a quorum of disinterested directors;
or (ii) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) in the event there has been a Change in Control, by the Special Independent Counsel (in a written opinion) selected by Indemnitee as set forth in Section 6; or (iv) a majority of the disinterested stockholders of the Company; or (v) a final adjudication by a court of competent jurisdiction.

           (i)  EXCLUDED CLAIM.  "Excluded Claim" means any payment for
Losses or Expenses in connection with any Claim: (i) based upon or attributable to Indemnitee gaining in fact any personal profit or advantage to which Indemnitee is not entitled; or (ii) for the return by the Indemnitee of any remuneration paid to Indemnitee without the previous approval of the stockholders of the Company which is illegal; or (iii) for an accounting of profits in fact made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law; or (iv) resulting from Indemnitee's fraudulent, dishonest or willful misconduct; or (v) the payment of which by the Company under this Agreement is not permitted by applicable law, including Section 145(a) of the Delaware General Corporation Law; or (vi) any Claim arising under the Stock Subscription Agreement dated June 17, 1996, as amended, between CM/J Acquisition LLC and Core-Mark International, Inc., or out of any event or occurrence or a state of facts for which Jupiter is indemnified by Indemnitee thereunder, or under the "Escrow Agreement" as defined therein.

           (j) EXPENSES. "Expenses" means any reasonable expenses incurred by Indemnitee for Indemnifiable Events including, without limitation, attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in, any Claim relating to any Indemnifiable Event, but shall not include Fines.

           (k) FINES. "Fines" means any fine, any penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.

           (l) INDEMNIFIABLE EVENT. "Indemnifiable Event" means any event or occurrence, occurring on or after August 7, 1996, related to the fact that Indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee, including, but not limited to, any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by Indemnitee, or any of the foregoing alleged by any claimant, in any such capacity.

           (m) JUPITER. "Jupiter" shall mean Jupiter Partners, L.P., a Delaware limited partnership, and its successors and assigns.

           (n) LOSSES. "Losses" means any amounts or sums which Indemnitee is legally obligated to pay as a result of a Claim or Claims made against Indemnitee for Indemnifiable Events including, without limitation, damages, judgments and amounts or sums paid in settlement of a Claim or Claims, and Fines.

           (o) PERSON. "Person" means any individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

           (p) RELATIVE. "Relative" means a Person's spouse, parents, children, siblings, mothers- and fathers-in law, sons- and daughters-in-law and brothers- and sisters-in-law.

           (q) REVIEWING PARTY. "Reviewing Party" means any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board (including the Special Independent Counsel referred to in Section 6) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

           (r) SUBSIDIARY. "Subsidiary" means any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Company.

           (s) VOTING SHARES. "Voting Shares" means any issued and outstanding shares of capital stock of the Company entitled to vote generally in the election of directors.

      2. BASIC INDEMNIFICATION AGREEMENT. In consideration of, and as an inducement to, the Indemnitee rendering valuable services to the Company, the Company agrees that in the event Indemnitee is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of, or arising in part out of, an Indemnifiable Event, the Company, to the fullest extent authorized by law, will indemnify Indemnitee and hold Indemnitee harmless from, any and all Losses and Expenses (including all interest, assessments and other charges paid or payable in connection with or in respect of such Losses and Expenses) of such Claim, whether or not such Claim proceeds to judgment or is settled or otherwise is brought to a final disposition subject, in each case, to the further provisions of this Agreement.

      3. LIMITATIONS ON INDEMNIFICATION. Notwithstanding the provisions of Section 2, Indemnitee shall not be indemnified and held harmless from any Losses or Expenses (a) which have been Determined, as provided herein, to constitute an Excluded Claim; (b) to the extent Indemnitee is indemnified by the Company and has actually received payment pursuant to the Certificate of Incorporation, the Company's By-laws, D&O Insurance, or otherwise; or (c) other than pursuant to the last sentence of Section 4(c) or Section 12, in connection with any Claim initiated by the Indemnitee, unless the Company has joined in or the Board of Directors has authorized such Claim.

      4. INDEMNIFICATION PROCEDURES. (a) Promptly after receipt by Indemnitee of notice of any Claim, Indemnitee shall, if indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company of the commencement thereof. Thereafter, Indemnitee shall not make any admission or effect any settlement with respect to such Claim without the consent of the Company, except any Claim with respect to which the Indemnitee has undertaken the defense in accordance with the second to last sentence of
Section 4(c).

           (b) If, at the time of the receipt of such notice, the Company has directors' and/or officers' liability insurance in effect, the Company shall give prompt notice of the commencement of Claim to the insurers in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company thereafter shall take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such Claim.

           (c) To the extent the Company does not, at the time of the Claim, have applicable directors' and/or officers' liability insurance, or if a Determination is made that any Expenses arising out of such Claim will not be payable under the directors' and/or officers' liability insurance then in effect, the Company shall be obligated to pay the Expenses of any Claim in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such Claim, with counsel satisfactory to Indemnitee, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Indemnitee under this Agreement for any Expenses (including attorneys' fees and expenses) subsequently incurred by the Indemnitee in connection with such defense other than reasonable Expenses of investigation; PROVIDED THAT Indemnitee shall have the right to employ individual counsel in such

Claim but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee's expense; PROVIDED FURTHER THAT if: (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded (based on advice of counsel) that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such action, the reasonable fees and expenses of counsel shall be at the expense of the Company. In the event the Company takes the position that the Indemnitee is not entitled to indemnification in connection with the proposed settlement of any Claim, the Indemnitee shall have the right at its own expense to undertake defense of any such Claim, insofar as such proceeding involves Claims against the Indemnitee, by written notice given to the Company within 10 days after the Company has notified the Indemnitee in writing of its contention that the Indemnitee is not entitled to indemnification. If it is subsequently determined in connection with such proceeding that the Indemnifiable Events are not Excluded Claims and that the Indemnitee, therefore, is entitled to be indemnified under the provisions of
Section 2 hereof, the Company shall promptly indemnify the Indemnitee.

           (d) All payments on account of the Company's indemnification obligations under this Agreement shall be made within sixty (60) days of Indemnitee's written request therefor unless a Determination is made that the Claims giving rise to Indemnitee's request are Excluded Claims or otherwise not payable under this Agreement, provided that all payments on account of the Company's obligation to pay Expenses under Section 4(c) of this Agreement prior to the final disposition of any Claim shall be made within 20 days of Indemnitee's written request therefor and such obligation shall not be subject to any such Determination but shall be subject to Section 4(e) of this Agreement.

           (e) Indemnitee shall reimburse the Company for all Losses and Expenses paid by the Company in connection with any Claim against Indemnitee in the event, and only to the extent, that a Determination shall have been made by a court of competent jurisdiction in a decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the Claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement.

      5. SETTLEMENT. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Claim effected without the Company's prior written consent. The Company shall not settle any Claim in which it takes the position that Indemnitee is not entitled to indemnification in connection with such settlement without the consent of the Indemnitee, nor shall the Company settle any Claim in any manner which would impose any Fine or any obligation on Indemnitee, without Indemnitee's written consent. Neither the

Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement.

      6.   CHANGE IN CONTROL; EXTRAORDINARY TRANSACTIONS.  If there is a
Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), then all Determinations thereafter with respect to the rights of Indemnitee to be paid Losses and Expenses under this Agreement shall be made only by a special independent counsel (the "Special Independent Counsel") selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld) or by a court of competent jurisdiction. The Company shall pay the reasonable fees of such Special Independent Counsel and shall indemnify such Special Independent Counsel against any and all reasonable expenses (including reasonable attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

      7. NO PRESUMPTION. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of NOLO CONTENDERE, or its equivalent, shall not, of itself, create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

      8. RIGHTS NOT EXCLUSIVE. The rights of the Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Certificate of Incorporation, the Company's By-laws, the Delaware General Corporation Law, any vote of stockholders or disinterested directors or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity by holding such office, and shall continue after the Indemnitee ceases to serve the Company as a director, officer, employee, agent or fiduciary, for so long as the Indemnitee shall be subject to any Claim by reason of, or arising in part out of, an Indemnifiable Event. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement that would be afforded currently under the Certificate of Incorporation, the Company's By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

      9. SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

      10. PARTIAL INDEMNITY, ETC. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Losses and Expenses of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to any Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any Determination as to whether Indemnitee is entitled to be indemnified hereunder, the burden of proof shall be on the Company to establish that Indemnitee is not so entitled, except as otherwise provided in Section 12(a).

      11. LIABILITY OF COMPANY. The Indemnitee agrees that neither the stockholders nor the directors nor any officer, employee, representative or agent of the Company shall be personally liable for the satisfaction of the Company's obligations under this Agreement and the Indemnitee shall look solely to the assets of the Company for satisfaction of any claims hereunder.

      12.  ENFORCEMENT.

           (a) Indemnitee's right to indemnification and other rights under this Agreement shall be specifically enforceable by Indemnitee and shall be enforceable notwithstanding any adverse Determination, other than a Determination which has been made by a final adjudication not subject to further appeal of a court of competent jurisdiction. In any such action, if a prior adverse Determination has been made, the burden of proving that indemnification is required under this Agreement shall be on Indemnitee. In all other cases, the Company shall have the burden of proving that indemnification is not required under this Agreement.

           (b) In the event that any action is instituted by Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and reasonable expenses, including reasonable counsel fees, incurred by Indemnitee with respect to such action, unless the court determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.

      13. SEVERABILITY. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do an act which is in violation of applicable law, such provision (including any provision within a single section, paragraph or sentence) shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms to the fullest extent permitted by law.

      14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

      15. CONSENT TO JURISDICTION. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware, the courts of the State of New York in and for the Borough of Manhattan, and the Federal Courts of the United States sitting therein for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in one of such courts.

      16. NOTICES. All notices or other communications required or permitted hereunder shall be sufficiently given for all purposes if in writing and personally delivered, telegraphed, telexed, sent by facsimile transmission or sent by registered or certified mail, return receipt requested, with postage prepaid addressed as follows, or to such other address as the parties shall have given notice of pursuant hereto:
           (a)  If to the Company, to:
                Core-Mark International, Inc.
                395 Oyster Point Boulevard
                Suite 415
                South San Francisco, CA 94080

                Attention:  Corporate Secretary
                Facsimile no:  (415) 589-4010

           (b)  If to the Indemnitee, to:
                _________________________
                _________________________
                _________________________
                _________________________

      17. AMENDMENT; WAIVER. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

      18. TERMINATION. This Agreement shall terminate prospectively in the event of a Change in Control of the Company as defined in clause (A) of Section 1(d) of this Agreement, provided that no such termination shall affect the Company's liability or obligations with respect to any Indemnifiable Event occurring prior to such termination, whether or not a Claim in respect thereof has been made or commenced as of such date.

      19. SUCCESSORS AND ASSIGNS. This Agreement shall be (i) binding upon all successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, and (ii) shall be binding upon and inure to the benefit of any successors and assigns, heirs, and personal or legal representatives of Indemnitee.

      20. COUNTERPARTS. This Agreement may be signed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

      21. NO NEGATIVE IMPLICATIONS. Nothing in this Agreement, including without limitation the definition of "Indemnifiable Event" in Section 1(l) hereof, shall be deemed or construed to limit the Company's obligations under Article Seventh of its Certificate of Incorporation or Article V of its Bylaws, as in effect on the date hereof, or to adversely affect or diminish the rights of the Indemnitee thereunder.

      IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the day and year first above written.

ATTEST:

[Corporate Seal]                    CORE-MARK INTERNATIONAL, INC.




                               By:
                                  ------------------------------
                                   Title:




                                  ------------------------------
                                         John F. Klein